UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  October 28, 2009

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-16244	11-2989601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Terminal Drive, Plainview, New York  11803

(Address of principal executive offices)

(516) 677-0200
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

On October 28, Veeco Instruments Inc. (“Veeco”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., J.P. Morgan Securities Inc., as Representatives of the several underwriters named in Schedule II thereto (collectively, the “Underwriters”), for the sale of 5,000,000 shares of Veeco’s common stock at a price to the public of $23.75 per share pursuant to a registration statement on Form S-3 (File No. 333-162669).  In addition, the Underwriters have an option to purchase up to an additional 750,000 shares of Veeco’s common stock on the same terms for 30 days from the date of the Underwriting Agreement, solely to cover over-allotments.  The offering is expected to close on November 3, 2009, subject to customary closing conditions.  The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.  Morrison & Foerster LLP, counsel to Veeco, has issued an opinion to Veeco, dated October 28, 2009 regarding the legality of the issuance and sale of its common stock in the offering.  A copy of the opinion as to legality is filed as Exhibit 5.1 hereto.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Description

1.1	Underwriting Agreement among Veeco Instruments Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Piper Jaffray & Co. and Canaccord Adams Inc.

5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1 above)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VEECO INSTRUMENTS INC.

October 29, 2009	By:	/s/ Gregory A. Robbins
Gregory A. Robbins
Senior Vice President and General Counsel

EXHIBIT INDEX

(d)           Exhibits.

Exhibit	Description

1.1	Underwriting Agreement among Veeco Instruments Inc., Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Piper Jaffray & Co. and Canaccord Adams Inc.

5.1	Opinion of Morrison & Foerster LLP

23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1 above)